Exhibit 99.1

IMMEDIATE NEWS RELEASE

Schmitt Announces Second Quarter 2020 Operating Results and CFO Appointment

January 14, 2020	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) (the “Company” or “Schmitt”) today announced its operating results for the second quarter of Fiscal 2020.

Highlights of the three and six months ended November 30, 2019:

•

Schmitt completed the announced sale of the Schmitt Dynamic Balance Systems (“SBS”) business line to Tosei Engineering Corp. and Tosei America, Inc. (collectively “Tosei”) for gross proceeds of $10.5 million on November 22, 2019. This sale allows Schmitt to streamline its focus on the Xact and Acuity business lines. All continuing operation results are a reflection of these two business lines and the Tosei lease, which was entered into on November 22, 2019.

•

Company revenue decreased 10.8% and 11.5% for the three and six months ended November 30, 2019, respectively, as compared to the three and six months ended November 30, 2018. The decrease is attributable to a decline in XACT and Acuity product revenue, partially offset by a 13.0% and 14.6% increase in XACT monitoring revenue for the three months and six months ended November 30, 2019, respectively, as compared to the three and six months ended November 30, 2018.

•

Gross margin decreased 3.9% and increased 0.7% for the three and six months ended November 30, 2019, respectively, as compared to the three and six months ended November 30, 2018. The decrease in gross margin from the three months ended November 30, 2018 to the three months ended November 30, 2019 was primarily due to unrecoverable inventory costs. The increase in gross margin from the six months ended November 30, 2018 to the six months ended November 30, 2019 was primarily influenced by favorable product mix shifts and the $70,000 sale of discontinued product line items with no offsetting cost of sales.

•

Operating expenses increased 21.0% and 6.3% for the three and six months ended November 30, 2019, respectively, as compared to the three and six months ended November 30, 2018. These results include expenses of $466,707 and $508,681 incurred during the three and six months ended November 30, 2019, respectively, that are not expected to be incurred in future periods.

•

Adjusted EBITDA was $(83,712) and $(295,226) for the three and six months ended November 30, 2019, respectively, as compared to $(167,606) and $(284,166) for the three and six months ended November 30, 2018, respectively.

•

Net loss from continuing operations per fully diluted share was $(0.15) and $(0.20) for the three and six months ended November 30, 2019. Excluding expenses not expected to be incurred in future periods, including unrecoverable inventory costs, non-GAAP EPS was $(0.03) and $(0.09) for the three and six months ended November 20, 2019, respectively.

“The SBS sale has unlocked significant value for our shareholders while partnering the SBS business line and employees with a partner that is strategically positioned and resourced to maximize SBS’s potential. We wish SBS/Accretech much success in the years ahead,” commented Michael R. Zapata. Schmitt’s CEO and Chairman.

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

“As we look ahead to Schmitt 2.0, we will seek to make focused and prudent investments to better determine our businesses’ potential. Although our improvements to Company operations are starting to reflect in the financials, the limited size of the two units and the high administrative burden create a hurdle the Company must overcome. We are exploring ways to streamline our operations to better focus our time and efforts on the analysis of the Company’s markets and growth potential of Schmitt’s businesses in order to maximize our earnings potential”.

“Similar to the 8.9% share purchase we announced in December 2019, we will seek to deploy capital based on return on investment. At this time, we intend to selectively invest in high-return organic investments while retaining the majority of our capital for share repurchases and/or select acquisition opportunities.”

BUSINESS UPDATES

CFO Appointment

We are pleased to announce the appointment of Jamie Schmidt as Chief Financial Officer (“CFO”) of the Company, effective immediately.

Mr. Schmidt most recently served as Schmitt’s Controller from October 2019 through January 2020. Prior to his role as Controller he served as Schmitt’s Business Development and Financial Analyst since February 2019, where he was vital in the SBS/Tosei diligence process and the successful sale of the business unit. Prior to Schmitt Mr. Schmidt was an analyst at Sententia Capital Management (“Sententia”) from 2016-2019. Prior to joining Sententia, Mr. Schmidt was an analyst in the Mergers & Acquisitions Department at Craig-Hallum Capital Group, where he closed sell-side engagements in the lower middle market. Mr. Schmidt has a B.S. from Florida State University magna cum laude and attended Columbia Business School, MBA, Value Investing Program.

“On behalf of the Board, I’d like to welcome Jamie as our CFO. During his time, he has proven vital in the analysis and execution of the Company’s financials under both Ann Ferguson and Gina Walker. I’d like to thank Gina again for her work and her impact on Schmitt, and I am excited to continue to unlock Schmitt’s potential with Jamie as CFO,” stated Mr. Zapata.

Share Repurchases

On December 17, 2019, the Company announced the purchase of 365,490 Shares, or 8.9% of the Company’s outstanding shares, from its second largest shareholder for $3.25 per share. This private transaction was outside of the recently announced $2 million share repurchase plan (the “Plan”). To date, no shares have been repurchased under the Plan, which remains active.

Summary data for the three months ended November 31, 2019 and 2018:

	Three Months Ended November 30,
	2019	2018	Change ($ )	Change (%)
Total net revenue	$1,033,102	$1,157,999	$(124,897)	(10.8%)
Gross margin	37.7%	41.6%
Operating expenses	$998,607	$825,503	173,104	21.0%
Net (loss) from continuing operations	$(599,058)	$(339,484)	(259,574)
Net (loss per fully diluted share from continuing operations	$(0.15)	$(0.08)

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

Summary data for the six months ended November 30, 2019 and 2018:

	Six Months Ended November 30,
	2019	2018	Change ($ )	Change (%)
Total net revenue	$2,127,879	$2,404,121	$(276,242)	(11.5%)
Gross margin	40.7%	40.0%
Operating expenses	$1,705,845	$1,604,059	101,786	6.3%
Net (loss) from continuing operations	$(821,185)	$(634,697)	(186,488)
Net (loss per fully diluted share from continuing operations	$(0.20)	$(0.16)

Reconciliation of Adjusted EBITDA:

	Three Months Ended	Six Months Ended
	November 30, 2019	November 30, 2019
(Loss) before income taxes from continuing operations	$(603,497)	$(829,014)
Depreciation and Amortization	41,249	83,277

EBITDA from continuing operations	$(562,248)	$(745,737)

Adjusted for:
Non-recurring income from discontinued product line	(64,270)	(134,269)
Unrecoverable inventory costs	76,099	76,099
Non-recurring expenses	466,707	508,681

Adjusted EBITDA from continuing operations	$(83,712)	$(295,226)

	Three Months Ended	Six Months Ended
	November 30, 2018	November 30, 2018
(Loss) before income taxes from continuing operations	$(337,370)	$(630,470)
Depreciation and Amortization	44,484	88,974

EBITDA from continuing operations	$(292,886)	$(541,496)

Adjusted for:
Non-recurring expenses	125,280	257,330

Adjusted EBITDA from continuing operations	$(167,606)	$(284,166)

Reconciliation of Adjusted Net Income and Non-GAAP EPS:

	Three Months Ended	Six Months Ended
	November 30, 2019	November 30, 2019
Net (loss) from continuing operations	$(599,058)	$(821,185)
Adjusted for:
Non-recurring (loss) from discontinued product line	(64,270)	(134,269)
Unrecoverable inventory costs	76,099	76,099
Non-recurring expenses	466,707	508,681

Adjusted net (loss) from continuing operations (non-GAAP)	$(120,522)	$(370,674)

Non-GAAP (loss) per fully diluted share	$(0.03)	$(0.09)

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

About Schmitt Industries

Schmitt Industries, Inc., founded in 1987, designs, manufactures and sells high precision test and measurement products, solutions and services through its Acuity® and Xact® product lines. Acuity provides laser and white light sensor distance measurement and dimensional sizing products, and our Xact line provides ultrasonic-based remote tank monitoring products and related monitoring revenues for markets in the Internet of Things environment.

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. A complete discussion of the risks and uncertainties that may affect Schmitt’s business, including the business of its subsidiary, is included in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Michael R. Zapata, President and CEO Jamie Schmidt, CFO and Treasurer (503) 227-7908 or visit our web site at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

SCHMITT INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	November 30, 2019	May 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$12,105,462	$1,467,435
Restricted cash	420,000	—
Accounts receivable, net	395,241	631,126
Inventories	1,077,618	1,241,132
Prepaid expenses	47,575	101,617
Current assets held for sale	—	5,192,384

Total current assets	14,045,896	8,633,694

Property and equipment, net	657,354	676,387

Other assets
Intangible assets, net	339,894	392,185
Noncurrent assets held for sale	—	162,987

TOTAL ASSETS	$15,043,144	$9,865,253

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$226,266	$102,566
Accrued commissions	41,516	71,663
Accrued payroll liabilities	22,150	112,351
Customer deposits and prepayments	103,002	78,376
Other accrued liabilities	699,923	128,353
Income taxes payable	69,100	491
Current portion of long-term liabilities	—	20,828
Current liabilities held for sale	—	849,149

Total current liabilities	1,161,957	1,363,777

Long-term liabilities	—	28,543

Total liabilities	1,161,957	1,392,320

Stockholders’ equity
Common stock, no par value, 20,000,000 shares authorized, 4,127,632 shares issued and outstanding at November 30, 2019 and 4,032,878 shares issued and outstanding at May 31, 2019	13,438,041	13,245,439
Accumulated other comprehensive loss	—	(527,827)
Retained earnings (accumulated deficit)	443,146	(4,244,679)

Total stockholders’ equity	13,881,187	8,472,933

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,043,144	$9,865,253

SCHMITT INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND SIX MONTHS ENDED NOVEMBER 30, 2019 AND 2018

(UNAUDITED)

	Three Months Ended November 30,		Six Months Ended November 30,
	2019	2018	2019	2018
Net revenue	$1,033,102	$1,157,999	$2,127,879	$2,404,121
Cost of revenue	643,348	675,872	1,260,771	1,443,308

Gross profit	389,754	482,127	867,108	960,813

Operating expenses:
General, administration and sales	993,230	800,671	1,697,382	1,556,651
Research and development	5,377	24,832	8,463	47,408

Total operating expenses	998,607	825,503	1,705,845	1,604,059

Operating (loss)	(608,853)	(343,376)	(838,737)	(643,246)
Other income, net	5,356	6,006	9,723	12,776

(Loss) before income taxes	(603,497)	(337,370)	(829,014)	(630,470)
Provision for income taxes	(4,439)	2,114	(7,829)	4,227

Net (loss) from continuing operations	(599,058)	(339,484)	$(821,185)	$(634,697)

Income from discontinued operations, including gain on sale, net of tax	5,117,005	84,212	5,509,010	167,608

Net income (loss)	$4,517,947	$(255,272)	$4,687,825	$(467,089)

Net (loss) per common share from continuing operations:
Basic	$(0.15)	$(0.08)	$(0.20)	$(0.16)

Weighted average number of common shares, basic	4,083,538	3,994,545	4,030,709	3,994,545

Diluted	$(0.15)	$(0.08)	$(0.20)	$(0.16)

Weighted average number of common shares, diluted	4,083,538	3,994,545	4,030,709	3,994,545

Net income per common share from discontinued operations:
Basic	$1.25	$0.02	$1.37	$0.04

Weighted average number of common shares, basic	4,083,538	3,994,545	4,030,709	3,994,545

Diluted	$1.25	$0.02	$1.37	$0.04

Weighted average number of common shares, diluted	4,083,538	3,994,545	4,030,709	3,994,545

Net income (loss) per common share:
Basic	$1.11	$(0.06)	$1.16	$(0.12)

Weighted average number of common shares, basic	4,083,538	3,994,545	4,030,709	3,994,545

Diluted	$1.11	$(0.06)	$1.16	$(0.12)

Weighted average number of common shares, diluted	4,083,538	3,994,545	4,030,709	3,994,545

Comprehensive income (loss)
Net income (loss)	$4,517,947	$(255,272)	$4,687,825	$(467,089)
Foreign currency translation adjustment	527,827	(5,907)	527,827	73,737

Total comprehensive income (loss)	$5,045,774	$(261,179)	$5,215,652	$(393,352)